EXHIBIT 99.5

What Investors Need to Know

         Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

     o Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

     o "Neither a Borrower nor a Lender Be" If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

     o Watch Out for Opportunists -- The opportunist may tell you that he or she is a lawyer -- or a consultant or a professional investor or some similarly impressive tale -- who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

     o Get the Facts From the Source -- If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

         The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

                                 READ THIS FIRST

            Office of Thrift Supervision Guidance for Accountholders

         Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

         On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (404) 888-0771. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

         How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

         On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

Dear Friend:

We are pleased to announce that First Federal Financial Services, MHC is converting to stock form and First Federal Savings and Loan Association of Edwardsville is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as First Clover Leaf Financial Corp. Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank. In conjunction with the conversion, First Clover Leaf Financial Corp. will serve as the new holding company for First Federal Savings and Loan Association of Edwardsville and is offering shares of common stock in a subscription offering to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville, and in a community offering to the local community, to current stockholders of First Federal Financial Services, Inc., to certain depositors of Clover Leaf Bank and to members of the general public in accordance with First Federal Financial Services, MHC's Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about First Clover Leaf Financial Corp.'s common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     o PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Illinois time, on xxxx xx, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. to 4:00 p.m. or Tuesday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

We are pleased to offer you this opportunity to become a stockholder of First Clover Leaf Financial Corp.

Sincerely,



Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that First Federal Financial Services, MHC is converting to stock form and First Federal Savings and Loan Association of Edwardsville is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as First Clover Leaf Financial Corp. Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank. In conjunction with the conversion, First Clover Leaf Financial Corp. will serve as the new holding company for First Federal Savings and Loan Association of Edwardsville and is offering shares of common stock in a subscription offering to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville, and in a community offering to the local community, to current stockholders of First Federal Financial Services, Inc., to certain depositors of Clover Leaf Bank and to members of the general public in accordance with First Federal Financial Services, MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of members on June 27, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

     o Your deposit accounts at First Federal Savings and Loan Association of Edwardsville will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the "FDIC").

     o There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

     o You have a right, but no obligation, to buy stock before it is offered to the general public.

     o Like all common stock, common stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 p.m., Illinois time, on June xx, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. to 4:00 p.m. or Tuesday through Friday, between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

Sincerely,



Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

      (Stockholder Letter REGISTERED HOLDERS - Letter 1- First Clover Leaf
                          Financial Corp. letterhead)

Dear Stockholder:

We are pleased to announce that First Federal Financial Services, MHC is converting to stock form and First Federal Savings and Loan Association of Edwardsville is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as First Clover Leaf Financial Corp. Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank. In conjunction with the conversion, First Clover Leaf Financial Corp. will serve as the new holding company for First Federal Savings and Loan Association of Edwardsville and is offering shares of common stock in a subscription offering to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville, and in a community offering to the local community, to current stockholders of First Federal Financial Services, Inc., to certain depositors of Clover Leaf Bank and to members of the general public in accordance with First Federal Financial Services, MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of stockholders on June 27, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in First Clover Leaf Financial Corp. common stock. Please read and review the materials carefully before making an investment decision.

     o PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., Illinois time, on xxxx xx, 2006.

We are inviting our customers, community members, existing stockholders, and depositors of Clover Leaf Bank to become charter stockholders of First Clover Leaf Financial Corp. Through this offering you have the opportunity to buy stock directly from First Clover Leaf Financial Corp. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. to 4:00 p.m. or Tuesday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

Sincerely,



Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

  (Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- First Clover
                        Leaf Financial Corp. letterhead)

Dear Stockholder:

We are pleased to announce that First Federal Financial Services, MHC is converting to stock form and First Federal Savings and Loan Association of Edwardsville is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as First Clover Leaf Financial Corp. Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank. In conjunction with the conversion, First Clover Leaf Financial Corp. will serve as the new holding company for First Federal Savings and Loan Association of Edwardsville and is offering shares of common stock in a subscription offering to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville, and in a community offering to the local community, to current stockholders of First Federal Financial Services, Inc., to certain depositors of Clover Leaf Bank and to members of the general public in accordance with First Federal Financial Services, MHC's Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision ("OTS") and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned prior to the special meeting of shareholders on June 27, 2006. Please take a moment to sign the enclosed proxy card TODAY and return it in the postage-paid envelope provided. Please note that your broker may allow you to deliver your voting instructions via the telephone or the internet. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed a prospectus and you may obtain an order form which will help you learn more about investing in First Clover Leaf Financial Corp. common stock. Please read and review the materials carefully before making an investment decision.

     o PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment by 12:00 p.m., Illinois Time, On xxxx xx, 2006. You May Obtain a Stock Order and Certification Form From Your Broker or by Contacting the Stock Information Center.

We are inviting our customers, community members, existing stockholders, and depositors of Clover Leaf Bank to become charter stockholders of First Clover Leaf Financial Corp. Through this offering you have the opportunity to buy stock directly from First Clover Leaf Financial Corp. without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. to 4:00 p.m. or Tuesday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

Sincerely,



Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

   (Stockholder Letter Street holders for ORDER FORM MAILING - letter 3- First
                     Clover Leaf Financial Corp. Letterhead)

Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Reorganization of First Federal Savings and Loan Association of Edwardsville and First Federal Financial Services, MHC and the concurrent offering of common stock of First Clover Leaf Financial Corp.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering First Clover Leaf Financial Corp. common stock is at 12:00 p.m., Illinois time, on xxxx xx, 2006.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. to 4:00 p.m. or Tuesday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

Sincerely,


Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[LOGO OF KBW] KEEFE, BRUYETTE & WOODS
              Specialists in Financial Services

TO DEPOSITORS AND FRIENDS
OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting First Clover Leaf Financial Corp., the proposed holding company for First Federal Savings and Loan Association of Edwardsville, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of First Clover Leaf Financial Corp., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of First Clover Leaf Financial Corp. common stock being offered to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville and other persons until 12:00 p.m., Illinois Time, on xxxx xx, 2006. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. First Clover Leaf Financial Corp. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois, Monday from 10:00 a.m. until 4:00 p.m. or Tuesday through Friday from 9:00 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at (618) xxx-xxxx.

Very truly yours,


Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that First Federal Financial Services, MHC is converting to stock form and First Federal Savings and Loan Association of Edwardsville is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as First Clover Leaf Financial Corp. Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank. In conjunction with the conversion, First Clover Leaf Financial Corp. will serve as the new holding company for First Federal Savings and Loan Association of Edwardsville and is offering shares of common stock in a subscription offering to certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville, and in a community offering to the local community, to current stockholders of First Federal Financial Services, Inc., to certain depositors of Clover Leaf Bank and to members of the general public in accordance with First Federal Financial Services, MHC's Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     o PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., Illinois time, on xxxx xx, 2006.

We invite our customers, local community members, certain stockholders of First Federal Financial Services, Inc., certain depositors of Clover Leaf Bank and the general public to become stockholders of First Clover Leaf Financial Corp. Through this offering you have the opportunity to buy stock directly from First Clover Leaf Financial Corp., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call the Stock Information Center at (618) xxx-xxxx, Monday from 10:00 a.m. until 4:00 p.m. or Tuesday through Friday, between 9:00 a.m. and 4:00 p.m., or stop by the Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois.

Sincerely,


Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

                                   PROXY GRAM
                              PLEASE VOTE TODAY...

    We recently sent you a proxy statement and related materials regarding a proposal to convert First Federal Financial Services, MHC to stock form and reorganize First Federal Savings and Loan Association of Edwardsville as a
                 subsidiary of a newly-formed holding company.

                       Your vote On the Plan of Conversion
                 and Reorganization has not yet been received.

 Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at First Federal Savings and Loan Association of
                      Edwardsville or your FDIC insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                            "Against" the Conversion.

         Your Board of Directors Recommends a Vote "FOR" the Conversion.

                          Your Vote is Important To Us!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Larry W. Mosby
President and Chief Executive Officer

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (618) xxx-xxxx.

================================================================================

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

                    [FIRST CLOVER LEAF FINANCIAL CORP. LOGO]

                              PLEASE VOTE TODAY...

    We recently sent you a proxy statement and related materials regarding a proposal to convert First Federal Financial Services, MHC to stock form and reorganize First Federal Savings and Loan Association of Edwardsville as a
                 subsidiary of a newly-formed holding company.

                       Your vote on the Plan of Conversion
                 and Reorganization has not yet been received.

 Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at First Federal Savings and Loan Association of
                      Edwardsville or your FDIC insurance.

                     Not returning your proxy cards has the
                same effect as voting "against" the conversion.

                             Your Board of Directors
                    recommends a vote "FOR" the conversion.

                      OUR REASONS FOR THE CORPORATE CHANGE
                      ------------------------------------

- Enable us to issue sufficient shares of our common stock to stockholders of Clover Leaf in the merger.
- Facilitate additional growth following the merger through other acquisitions and de novo branching as opportunities arise.
- Support internal lending growth, particularly in commercial business and commercial real estate lending.
-  Enhance existing products and services.
-  Improve overall competitive position.
- Enhance stockholder returns through higher earnings and more flexible capital management strategies.

                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------

         Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,


Larry W. Mosby
President and Chief Executive Officer

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (618) xxx-xxxx.

================================================================================

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE

XXXXXXXXX xx, 2006

Dear Valued First Federal Savings and Loan Association of Edwardsville Member:

We recently sent you a proxy statement and related materials regarding a proposal to convert First Federal Financial Services, MHC to stock form and reorganize First Federal Savings and Loan Association of Edwardsville as a subsidiary of a newly-formed holding company. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Directors recommends a vote "FOR" the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at First Federal. Our meeting on June 27 is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (618) xxx-xxxx.

Best regards and thank you,


Larry W. Mosby
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Boards of Directors of First Federal Savings and Loan Association of Edwardsville, First Federal Financial Services, Inc. and First Federal Financial Services, MHC (the "MHC") unanimously adopted a Plan of Conversion and Reorganization (the "Plan") to convert the MHC to stock form and reorganize First Federal Savings and Loan Association of Edwardsville as a wholly-owned subsidiary of a newly-formed corporation named First Clover Leaf Financial Corp. (the "Conversion"). Immediately following the completion of the conversion, First Clover Leaf Financial Corp. will acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, and Clover Leaf Bank will merge into First Federal Savings and Loan Association of Edwardsville (the "Agreement"), which will be renamed First Clover Leaf Bank.

This brochure answers some of the most frequently asked questions about the Plan of Reorganization and about your opportunity to invest in First Clover Leaf Financial Corp.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHY IS FIRST FEDERAL FINANCIAL SERVICES, MHC CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?
--------------------------------------------------------------------------------

o Enable us to issue sufficient shares of our common stock to stockholders of Clover Leaf in the merger

o Facilitate additional growth following the merger through other acquisitions and de novo branching as opportunities arise

o Support internal lending growth, particularly in commercial business and commercial real estate lending

o    Enhance existing products and services

o    Improve overall competitive position

o Enhance stockholder returns through higher earnings and more flexible capital management strategies

WILL THE CONVERSION OR MERGER AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion and Merger will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Certain depositors and borrowers of First Federal Savings and Loan Association of Edwardsville as of certain dates, as well as members of the local community, current stockholders of First Federal Financial Services, Inc., certain depositors of Clover Leaf Bank and certain members of the general public, subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
First Clover Leaf Financial Corp. is offering up to 4,427,500 shares of common stock, subject to adjustment up to 5,091,625 shares, at a price of $10.00 per share.

I AM AN EXISTING STOCKHOLDER.  HOW WILL MY STOCK BE TREATED?
--------------------------------------------------------------------------------
The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.518 to
2.362 shares of the new company's common stock.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than 30,000 shares of common stock. No person with associates or persons acting in concert, may purchase more than 50,000 shares of common stock sold in the offering.

DO MEMBERS HAVE TO BUY SHARES OF STOCK?
--------------------------------------------------------------------------------
No. However, if a member of the MHC is also a current public stockholder, his or her existing shares of stock will be converted automatically into shares of the new company's common stock.

HOW DO I ORDER SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 p.m., Illinois time, on xxxx xx, 2006.

HOW MAY I PAY FOR MY SHARES?
--------------------------------------------------------------------------------
First, you may pay by check, cash or money order. Interest will be paid by First Federal Savings and Loan Association of Edwardsville on these funds at the current passbook rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your First Federal Savings and Loan Association of Edwardsville account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. First Federal Savings and Loan Association of Edwardsville will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing First Federal Savings and Loan Association of Edwardsville IRA account. In order to utilize the funds in your First Federal Savings and Loan Association of Edwardsville IRA account for the purchase of First Clover Leaf Financial Corp. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other stock, First Clover Leaf Financial Corp.'s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
After the conversion, First Clover Leaf Financial Corp. intends to pay a regular dividend. Depending on the closing level of the Conversion, First Clover Leaf Financial Corp. anticipates paying an annual dividend ranging from $.19 per share to $.29 per share. These dividend amounts serve as projections and are not guaranteed.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
We have applied for approval from Nasdaq to have First Clover Leaf Financial Corp.'s common stock quoted on the Nasdaq Capital Market under the symbol "FCLF."

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes. Your vote is very important! We recommend a vote "FOR" the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of First Federal Financial Services, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor member of the MHC (depositor of First Federal Savings and Loan Association of Edwardsville) entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at First Federal Savings and Loan Association of Edwardsville as of the voting record date, up to a maximum of 1,000 votes. Each borrower as of January 2, 2001 that continues to have a borrowing with us will be entitled to cast one vote. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER.

--------------------------------------------------------------------------------
                        FIRST CLOVER LEAF FINANCIAL CORP.
                            STOCK INFORMATION CENTER
                              300 St. Louis Street
                             Edwardsville, IL 62025
                                 (618) xxx-xxxx
                       Monday - 10:00 a.m. until 4:00 p.m.
               Tuesday through Friday - 9:00 a.m. until 4:00 p.m.
--------------------------------------------------------------------------------

                      STOCK OFFERING QUESTIONS AND ANSWERS

                                     (LOGO)

                        FIRST CLOVER LEAF FINANCIAL CORP.

  (The Proposed Holding Company for First Federal Savings and Loan Association
                                of Edwardsville)

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY FIRST FEDERAL FINANCIAL SERVICES, INC., FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EDWARDSVILLE, FIRST FEDERAL FINANCIAL SERVICES, MHC, FIRST CLOVER LEAF FINANCIAL CORP., CLOVER LEAF FINANICIAL CORP., CLOVER LEAF BANK, FIRST CLOVER LEAF BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

STOCK ORDER FORM INSTRUCTIONS:

STOCK INFORMATION CENTER   HOURS OF OPERATION:
------------------------   -----------------------------------------------------
300 St. Louis Street       Monday            10:00 a.m. - 4:00 p.m.,
Edwardsville, IL 62025     Illinois time
(618) xxx-xxxx             Tuesday - Friday  9:00 a.m. - 4:00 p.m.,
                           Illinois time

All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization.

Items 1 And 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $300,000 or 30,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $500,000 or 50,000 shares of the common shares sold in the offering. For additional information on purchase limitations, see "The Conversion-Limitations on Common Stock Purchases" in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to First Clover Leaf Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at our regular passbook rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at First Federal Savings and Loan Association of Edwardsville, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. First Federal Savings and Loan Association of Edwardsville will waive any applicable penalties for early withdrawal from a certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check this box if you are a director, officer or employee of First Federal Savings and Loan Association of Edwardsville, or an immediate family member residing in such person's household.

Item 5 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a member of the local community, a current stockholder of First Federal Financial Services, Inc., a depositor with Clover Leaf Bank, or a member of the general public.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Clover Leaf Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (618) xxx-xxxx. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

Item 7 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account numbers. You should list any other qualifying accounts that you may have or had with First Federal Savings and Loan Association of Edwardsville in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minor's Act and/or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at the First Clover Leaf Financial Corp. Stock Information Center located at 300 St. Louis Street, Edwardsville, Illinois 62025 by xxxx xx, 2006 at 12:00 p.m., Illinois time.

                           Please be sure to sign the
            Certification Form On the back of the Stock Order Form.

                  (See reverse side for Stock Ownership Guide)

STOCK OWNERSHIP GUIDE:

STOCK INFORMATION CENTER   HOURS OF OPERATION:
------------------------   -------------------
300 St. Louis Street       Monday            10:00 a.m. - 4:00 p.m.,
Edwardsville, IL 62025     Illinois time
(618) xxx-xxxx             Tuesday - Friday  9:00 a.m. - 4:00 p.m.,
                           Illinois time

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual retirement account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. IRAS at First FS&LA OF Edwardsville Are not self-directed. Please contact your Broker or self-directed ira provider as quickly as possible to explore this option. Establishing a self-directed IRA and completing a "trustee-to-trustee" transfer can frequently require several days' time.

Registration for IRAs:     On Name Line 1 - list the name of the broker or trust
                           department followed by CUST or TRUSTEE.

                           On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c#.

                           Address will be that of the broker/trust department to where the stock certificate will be sent.

                           The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.

                           Please list YOUR phone numbers.

Uniform Gift and Transfer to Minors Acts - For residents of ILLINOIS and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-IL or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation "CUST." List only the minor's social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership's legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See reverse side for Stock Order Form Instructions)